EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Cabot Oil & Gas Corporation of our report dated June 22, 2005, related to the financial statements and supplemental schedule of the Cabot Oil & Gas Corporation Savings Investment Plan, included in this annual report on Form 11-K for the year ended December 31, 2004.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

June 29, 2005